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                                                                   EXHIBIT 10.36

                      SECOND AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Second Amendment") is dated
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as of February 3, 2000, between WESTWOOD CENTER, L.L.C., a Delaware limited liability company ("Landlord"), and INTERLIANT, INC., (formerly known as Sage
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Networks, Inc.), a Delaware corporation ("Tenant").
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                                   WITNESSETH

     WHEREAS, Landlord entered into a Deed of Lease with Tenant dated as of February 12, 1999 (the "Original Lease"), whereby Tenant leased from Landlord
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certain commercial office premises consisting of 13,171 rentable square feet
(the "Original Premises") located on a portion of the first (1st) floor of the
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building consisting of 97,081 rentable square feet and located at 8619 Westwood
Center Drive, Vienna, Virginia (the "Building");
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     WHEREAS, Landlord entered into a First Amendment to Lease Agreement with
Tenant dated as of June 28, 1999 (the "First Amendment"), whereby Tenant leased
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from Landlord the remaining square footage on the first (1st) floor of the
Building (the "First Expansion Space") for a total of 22,270 rentable square
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feet (collectively, with the First Expansion Space, the "Initial Premises") (the
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Original Lease, as amended by the First Amendment, is hereinafter referred to as the "Lease").
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     WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the entire fourth (4th) floor of the Building (the "Second
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Expansion Space"), on the same terms and conditions as contained in the Lease,
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as amended and modified hereby.

     NOW, THEREFORE, in consideration of the premises and agreements herein contained, the parties hereto agree as follows:

     1.  Defined Terms.  All capitalized terms used and not otherwise defined
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herein shall have the meanings ascribed to them in the Lease and all exhibits attached thereto.

     2.  Effective Date.  This Second Amendment shall constitute a present and
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binding agreement between the parties hereto which shall be effective as of the date hereof.

     3.  Second Expansion Space.  "Second Expansion Space" with respect to this
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Second Amendment shall mean that portion of the Building on the fourth (4th)
floor of the Building consisting of approximately 25,493 rentable square feet which is demised hereunder by Landlord to Tenant and which is described and depicted on Exhibit A attached hereto and made a part hereof. The parties agree
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that within ninety (90) days after the date hereof, the rentable square footage of the Second Expansion Space is subject to final field verification by Tenant, at Tenant's sole cost and expense, in accordance with the standards established by the Building Owners and Managers Association ("BOMA"), and that the rentals
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based thereon will be adjusted, if necessary, accordingly and retroactively to the Second Expansion Space Commencement Date.
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     4.  Second Expansion Space Commencement Date.  The Second Expansion Space
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Commencement Date hereunder shall be May 1, 2000.

     5.  Premises.  From and after the Second Expansion Space Commencement Date,
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"Premises" shall mean, in addition to the Initial Premises, as presently included within the meaning of Premises under the Lease, the Second Expansion Space. The definition of Premises as set forth in this Section 5, which as of the Second Expansion Space Commencement Date shall consist of 47,763 rentable square feet (subject to the provisions of Section 3 of this Second Amendment), shall be applicable for all purposes of the Lease, including, but not limited to, the calculation of Tenant's Share and the calculation of Base and Additional Rent.

     6.  Tenant's Share.  Commencing upon the Second Expansion Space
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Commencement Date, "Tenant's Share" shall mean 49.2% (47,763/97,081) which shall be adjusted, if necessary, in accordance with the verification procedures outlined in Paragraph 3 hereof.

     7.  Construction of Tenant Improvements.  "Tenant's Work" hereunder shall
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mean the construction of the Tenant Improvements within the Second Expansion
Space in accordance with the Approved Plans as defined in Exhibit C to the Lease. The Improvement Allowance as set forth in such Exhibit C is hereby increased to an aggregate $477,630.00, calculated at $10.00 per rentable square foot of the Premises. Provided that Tenant maintains all insurance required under the Lease for the Second Expansion Space, access to the Second Expansion Space shall be given to Tenant upon the execution of this Agreement for purposes of Tenant's performance of Tenant's Work (but not for Tenant's occupancy thereof). Tenant hereby acknowledges that $254,930.00 of the aggregate $477,630.00 of the Improvement Allowance shall be applicable to Tenant's Work within the Second Expansion Space and Tenant further acknowledges that Tenant has previously expended the balance of the Improvement Allowance in the amount of $222,700.00 for Tenant's Work within the Initial Premises.

     8.  Term.  The term of the Lease applicable to the Second Expansion Space
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shall commence on May 1, 2000, and expire one hundred twenty (120) months thereafter. The Term of the Lease as set forth in Section 1.3 of the Lease is hereby amended and modified to be coterminous with the term of the Lease applicable to the Second Expansion Space; it being the intent of the parties hereto that the Term of the Lease for the Premises shall expire on April 30, 2010.

     9.  Base Rent.  The annual Base Rent for the Second Expansion Space (which
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shall be paid in monthly installments as a portion of the "Monthly Base Rent"
under and pursuant to the Lease) for the initial Lease Year of the Term shall be Twenty Five and 50/100 Dollars ($25.50) per square foot of the Second Expansion Space. Pursuant to the provisions of Section 1.5 of the Lease, Base Rent is "net" of electrical service for the Premises, excluding parking areas and Common Areas, which will be contracted for and paid directly by Tenant. As of May 1, 2001, and each subsequent annual anniversary of the Second Expansion Space Commencement Date thereafter, the Base Rent for the Second Expansion Space shall be increased to an amount equal to one hundred three percent (103%) of the Base Rent for the Second Expansion Space for the immediately preceding Lease Year. The foregoing shall not affect the scheduled escalation of Base Rent for the initial Premises as originally set forth in the

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Lease, which shall remain as originally contemplated therein (it being the intent hereof that the Base Rent applicable to the Second Expansion Space shall be adjusted as of May 1 of each year, the Base Rent applicable to the Original Premises shall be adjusted as of July 1 of each year and the Base Rent applicable to the First Expansion Space shall be adjusted as of September 1 of each year).

     10.  Operating Costs and Real Estate Taxes. The Operating Costs Base Year
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(as defined in Section 9.2 of the Lease) and the Real Estate Tax Base Year (as
defined in Section 10.3 of the Lease) with respect to the Second Expansion Space shall be the calendar year 2000.

     11.  Assignment; Subleasing.  Tenant shall have the right to freely assign
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the Lease or sublet all or any portion of the Premises without the consent of
Landlord; provided, however, Tenant shall remain liable for all obligations under the Lease and hereunder and shall provide thirty (30) days' prior written notice to Landlord of such assignment or sublease. Notwithstanding the provisions of this Section 11, all other provisions of Section 21 of the Lease shall remain in full force and effect.

     12.  Renewal Term.  Tenant's rights under Section 51 of the Lease shall
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include Tenant's option to extend the Lease Term as to the Second Expansion
Space for one (1) extension period of sixty (60) months, provided Tenant complies with all the requirements set forth in Section 51 of the Lease, including, but not limited to, written notice to Landlord. Tenant may exercise the renewal option set forth in Section 51 of the Lease and herein with respect to any combination of the following: (i) the Original Premises, (ii) the First Expansion Space, and/or (iii) the Second Expansion Space.

     13.  Parking.  From and after the Second Expansion Space Commencement Date
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and for the balance of the Term of the Lease, Tenant shall have the right to use
172 parking spaces located on a surface lot surrounding the Building and in a two-story parking deck located at the side of the Building, including thirty
(30) parking spaces designated for Tenant's exclusive use, the location of such reserved spots to be determined by the mutual agreement of Tenant and Landlord. Landlord shall have no obligation or responsibility whatsoever for enforcing the exclusive use of such parking spaces in favor of Tenant.

     14.  Signage.  Tenant shall not place any sign on the Premises without
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Landlord's prior written consent; provided, however, Tenant shall have the right to install its corporate name and/or logo on the exterior of the Building at Tenant's sole cost and expense, in a location mutually agreed to by Landlord and Tenant, which location is presently anticipated to be on the fourth (4th) floor corner on the exterior of the Building. The form and design of such signage shall be reviewed and approved by Landlord, whose approval shall not be unreasonably withheld or delayed, and shall satisfy all applicable laws and regulations.

     15.  Financial Information.  Upon execution of this Second Amendment but in
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no event later than sixty (60) days thereafter, Tenant shall provide to Landlord
(i) the most current financial statements for the previous two (2) years, including an income statement, balance sheet, sources and uses of cash and financial, such statements to be either audited or certified as true and accurate by the Chief Financial Officer of Tenant, and (ii) a summary of all outstanding

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installment debt, lines of credit and contingent liabilities in form consistent with the requirements of Section 36 of the Lease.

     16.  Cleaning Services.  Landlord shall provide, as an additional service
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under Section 8.1 of the Original Lease, cleaning Services for the Second
Expansion Space commensurate with a Class-A office building, five (5) nights per week, exclusive of holidays, the cost of which shall be deemed an Operating Cost under the Original Lease.

     17.  Building Security and Access.  From and after the Second Expansion
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Space Commencement Date, Section 42 of the Original Lease is hereby amended to increase the number of key cards provided to Tenant by Landlord from 100 to 220. Tenant shall have the right of access to the Premises 24 hours per day, 365 days per year.

     18.  Notices.  Section 1.7 of the Original Lease is hereby modified to
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reflect that notices to Tenant shall be sent to the following:

                           Interliant, Inc.
                           8619 Westwood Center Drive, Suite 400
                           Tysons Corner, Virginia
                           Attention:  David Link

          With a copy to:  Interliant, Inc.
                           Two Manhattanville Road
                           Purchase, New York  10577
                           Attention:  General Counsel

          With a copy to:  Interliant, Inc.
                           1301 Fannin, #700
                           Houston, Texas  77002
                           Attention:  Finance

     19.  Roof Space.  Tenant shall have the right, pursuant to Section 41 of
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the Original Lease, of access to and non-exclusive use of up to 625 square feet of the roof of the Building as depicted on Exhibit B attached hereto for the
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installation of various communication equipment; provided, however, that such use by Tenant shall not interfere with the use and enjoyment of the Building of any other tenant in the Building.

     20.  Generator Pads.  (a) Tenant shall have the right of access to and non-
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exclusive use of a space to be located opposite the current generator pad along the existing tree line, for the placement of a new generator and diesel tank to service the Second Expansion Space; provided, however, that such use by Tenant shall not interfere with the use and enjoyment of the Building of any other tenant in the Building.

     (b) Tenant shall install the pad for the new diesel fuel tank, which pad shall measure approximately 25 feet by 11 feet, and the pad for the new generator, which pad shall measure approximately 34 feet by 12 feet. Tenant shall erect a brick enclosure surrounding the new

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generator pad and diesel tank, which enclosure shall comply with all applicable laws, ordinances and regulations and shall fully screen the new generator and diesel tank from view. Both the installation of the pads and the erection of the brick enclosures shall be pursuant to plans approved by Landlord prior to the commencement of any work, which approval shall not be unreasonably withheld, done in a good and workmanlike manner and remain free of all liens for work performed.

     (c) Tenant agrees to dismantle the current wood structure surrounding the current generator pad and Landlord agrees to erect a brick enclosure surrounding such pad, the design of which shall be mutually agreed upon by the parties hereto. Such brick enclosure shall segregate Tenant's generator pad from the pads of any other tenant and shall be subject to all applicable laws, ordinances and regulations.

     21.  Electrical Room.  (a) Tenant shall have the right of access to and
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non-exclusive use of the electrical room as depicted on Exhibit C attached
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hereto located on the fourth floor of the Building; provided, however, that such use by Tenant shall not interfere with the use and enjoyment of any other tenant in the Building.

     (b) Landlord shall seal, in accordance with the reasonable standards of Tenant, the interior access door to the electrical room located on the first floor of the Building.

     (c) Landlord shall install, in accordance with the reasonable standards of Tenant, a concrete pad in front of, and a door threshold on, the exterior access door to the electrical room located on the first floor of the Building.

     22.  Complete Agreement; No Other Modification.  The Lease, as amended by
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this Second Amendment, contains the entire agreement of the parties hereto and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. This Second Amendment may not be amended, modified, or canceled except by written agreement executed by both parties. Except as otherwise expressly set forth herein, the terms and provisions of the Lease are and shall remain in full force and effect and the parties by their execution hereof hereby ratify, affirm and approve the Lease, as amended by the Second Amendment.

     23.  Authority.  Each party represents and warrants that all consents or
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approvals required of third parties (including, but not limited to, its Board of
Directors) for the execution, delivery and performance of this Second Amendment have been obtained and each party has the right and authority to enter into and perform its covenants contained herein. Upon request by either party, the other party shall provide evidence of such party's authority to execute and deliver this Amendment.

     24.  Counterparts.  This Second Amendment may be executed in any number of
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counterparts, each of which shall be deemed to be an original and all of which together shall comprise one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the date and year first above written.

                                     LANDLORD:

WITNESS:                             WESTWOOD CENTER, L.L.C.

/s/ Jeffrey Witek                    By: /s/ J. Martin McCoy
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                                     Name:
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                                     Title:
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                                     TENANT:

WITNESS:                             INTERLIANT, INC.

                                     By:
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                                     Name:
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                                     Title:
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